                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14 INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant                                       /x/

Filed by a Party other than the Registrant                    / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the
                                             Commission Only (as permitted by
/x/  Definitive Proxy Statement              Rule 14a-6(e)(2))

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LogiMetrics, Inc.
               (Name of Registrant as Specified in its Charter)


   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

                Class A Common Stock, par value $.10 per share

(2)  Aggregate number of securities to which transaction applies:

                                   2,860,602

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A

(4)  Proposed maximum aggregate value of transaction:

                                      N/A

(5)  Total fee paid:

/x/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:  $125.00

(2)  Form, Schedule or Registration Statement No.:  Schedule 14A

(3)  Filing Party:  LogiMetrics, Inc.

(4)  Date Filed:  January 22, 1996

                               LOGIMETRICS, INC.
                             121-03 Dupont Street
                           Plainview, New York 11803

                                 ------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held February 9, 1996

                                 ------------

To the Stockholders of LOGIMETRICS, INC.:

       NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of Stockholders of LogiMetrics, Inc. (the "Company") will be held at the office of the Company, 121-03 Dupont Street, Plainview, Long Island, New York 11803, on February 9, 1996 at 9:00 A.M., New York local time for the following purposes:

       1. To consider an amendment to the Certificate of Incorporation of the Company changing and increasing the authorized capital stock of the Company to one class of 35,000,000 shares of common stock, par value $.01 per share, and 200 shares of preferred stock, par value $.01 per share.

       2. To consider an amendment to the Certificate of Incorporation of the Company providing for indemnification of officers, directors, employees and agents of the Company and limiting the liability of directors of the Company to the fullest extent provided by law.

The Board of Directors has fixed the close of business on January 18, 1996 as the record date for stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will remain open.

       Stockholders who are unable to attend the Meeting in person are requested to fill in, date, sign and return the enclosed form of proxy. No postage is required if mailed in the United States. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company prior to or at the Meeting. Attendance at the Meeting will not be sufficient to revoke a proxy unless the stockholder files a written notice of revocation with the secretary of the Meeting.

       When the proxy is properly executed and returned, the shares it represents will be voted in accordance with instructions noted thereon. In the absence of specific instructions, proxies received by management will be voted in favor of the amendments to the Company's Certificate of Incorporation, as provided above. As of the date of the accompanying Proxy Statement, the Company is not aware of any other matters to be presented for action at the Meeting other than as summarized above. However, should any other business properly come before the Meeting or any adjournment or postponement thereof, the enclosed proxy card will confer upon the persons named as proxies therein discretionary authority to vote the shares represented thereby in respect of such other business.

                                           By Order of the Board of Directors

                                                   BARBARA DIVACK
                                                     Secretary
January 29, 1996

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held February 9, 1996

             This Proxy Statement is being mailed to stockholders
                         on or about January 29, 1996

                            INTRODUCTORY STATEMENT

       The accompanying Proxy is solicited by the management of LogiMetrics, Inc. (hereinafter called the "Company") for use at the Special Meeting of Stockholders to be held at the office of the Company, 121-03 Dupont Street, Plainview, Long Island, New York 11803, on February 9, 1996 at 9:00 o'clock a.m. New York local time, or at any adjournment or postponement thereof (the "Meeting"). When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. In the absence of specific instructions, proxies received by management will be voted in favor of the amendments to the Company's Certificate of Incorporation described herein and upon any other matter which may properly come before the Meeting. As of the date of this Proxy Statement, Management has no knowledge of any such matter. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company prior to or at the Meeting.

       The solicitation will be made by mail. The total expense of the solicitation will be borne by the Company and will include reimbursement to brokerage firms and others of their expenses in forwarding solicitation material to beneficial owners of stock. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies by telephone or oral communication, but will receive no compensation therefor.

       Only stockholders of record at the close of business on January 18, 1996 will be entitled to notice of and to vote at the Meeting.

                     VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

       On January 18, 1996 there were outstanding and entitled to vote 2,860,602 shares of Class A Common Stock, par value $.10 per share ("Class A Common Stock"). Each outstanding share of Class A Common Stock entitles the record holder to one vote on each proposal which will be presented to the Meeting.

       The following table sets forth as of January 18, 1996, information concerning beneficial ownership of the Class A Common Stock of (i) each person known to the Company to be the beneficial owner of more than 5% of the Class A Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the four most highly compensated executive officers and (iv) all directors and executive officers of the Company as a group:

                                                      No. of Shares
        Name and                Relationship          Beneficially  Percentage
       Address(1)                to Company             Owned(2)    of Class(3)
       ----------               ------------          ------------- -----------
Murray H. Feigenbaum        Chairman of the Board,    1,067,319(3)     34.9
                            CEO

                                                      No. of Shares
        Name and                Relationship          Beneficially  Percentage
       Address(1)                to Company             Owned(2)    of Class(3)
       ----------               ------------          ------------- -----------
Jerome Deutsch              Executive Vice President    841,694(3)     27.5
                            and Director

Steven D. Feigenbaum        Vice President-Operations   100,950         3.5
                            and Director

Barbara Divack              Vice President-              80,000         2.8
                            Administration

Mark Fisher                 Director and Stockholder    700,000(4)     19.7(4)
8 East 83rd Street
New York, NY 10028

Alfred Mendelsohn           Director and Stockholder    291,250(5)      9.2(5)
823 Park Avenue
New York, NY 10021

UTO Bank                    Stockholder                 420,000(6)     12.8(6)
Beethovenstrasse 24
8022 Zurich, Switzerland

Rilar Family Associates,    Stockholder                 380,000(7)     11.7
  L.P.
110 E. 59th St., 31 fl.
New York, NY 10022

Lamare Investments Ltd.     Stockholder                 240,000(8)      7.7
c/o ARIFA
Cutlass Building,
  Wickham's Cay
Tortola, BVI

All directors and executive                           3,081,213(9)     72.5
officers as a group
(5 persons)

------------
(1) The address for all the Company's Executive Officers is in care of the Company.

(2) Determinations as to numbers of shares owned and percent of class in each case assumes exercise of options or warrants and conversion of 1995 Debentures (see the caption "PRIOR AND PROPOSED OFFERINGS") only by the person in respect of whom such determination is made.

(3) Assumes exercise of options to purchase 200,000 shares of Class A Common Stock (as to both Messrs. Feigenbaum and Deutsch, the "Principals' Options").

(4) Assumes conversion of $30,000 1995 Debentures, Class A Warrants for 60,000 and Class B Warrants for 540,000 shares of Class A Common Stock.

(5) Assumes exercise of Class B Warrants for 290,000 shares of Class A Common Stock.

(6) Assumes conversion of $70,000 1995 Debentures and Class A Warrants for 140,000 shares of Class A Common Stock.

(7) Assumes exercise of Class B Warrants for 380,000 shares of Class A Common Stock. Rilar Family Associates, L.P. is a limited partnership controlled by Lawrence Schneider, a candidate to be a director of the Company and a principal of SFM (see the captions "Prior Offerings" and "CHANGE IN THE BOARD OF DIRECTORS" below).

(8) Assumes conversion of $40,000 1995 Debentures and exercise of Class A Warrants for 80,000 shares of Class A Common Stock.

(9) See footnotes (3), (4) and (5) above.

                         PRIOR AND PROPOSED OFFERINGS
Prior Offerings

       On July 14, 1995, in a private offering (the "Prior Offering"), the Company sold to accredited investors fifteen units, each unit composed of one 12%, $20,000 two-year convertible subordinated debenture ("1995 Debentures") and one seven-year warrant to purchase 40,000 shares of Class A Common Stock at $.25 per share ("Series A Warrants"). Each $20,000 1995 Debenture is convertible into 80,000 shares of Class A Common Stock at $.25 per share. The 1995 Debentures and Series A Warrants contain usual and customary standard anti-dilution provisions. In addition, all (and not less than all) the 1995 Debentures may be redeemed at any time by the Company on 20 days prior notice.

       In addition to the 1995 Debentures and the Series A Warrants, pursuant to a Series B Warrant Agreement dated as of June 21, 1995 (the "SFM Agreement"), on July 14, 1995, the Company sold to SFM Group, Ltd. ("SFM") warrants, exercisable at $.25 per share, to purchase 1,500,000 shares of its Class A Common Stock (the "Series B Warrants"). Under the SFM Agreement, SFM has the right to designate two persons to the Company's Board of Directors (see the caption "CHANGE IN THE BOARD OF DIRECTORS" below).

       The Company has made a condition to consummation of the Proposed Offerings (see below) that holders of 75% of the 1995 Debentures and Series A

Warrants and holders of all the Series B Warrants agree to amend the same to provide that issuance of the Series C and Series D Warrants, as well as the Series E Warrants and the Laird Options (see the captions "Consulting Agreements" and "CHANGE IN THE BOARD OF DIRECTORS" below), will not trigger anti-dilution adjustments in respect of the 1995 Debentures, the Series A Warrants and the Series B Warrants, that the 1995 Debentures will be subordinate in right of payment to the New Debentures described below, and that interest on the 1995 Debentures will be payable quarterly instead of annually. The Company anticipates the amendment will be effected through an exchange of the 1995 Debentures and Series A Warrants for new Series A Amended and Restated 12% Convertible Subordinated Debentures and Amended and Restated Series A Warrants, and Amended and Restated Series B Warrants.

Proposed Offerings

       The Company has determined to seek further financing of up to $3,000,000 (the "Proposed Offering") through the issuance of $1,500,000 in aggregate principal amount of Series B 12% convertible subordinated debentures due December 31, 1998 ("New Debentures") and a minimum of $750,000 and a maximum of $1,500,000 of 12% Series A Cumulative Convertible Redeemable Preferred Stock ("Preferred Stock").

       New Debenture Offering

       The New Debentures, which will be offered only to accredited investors, will be offered in denominations of $50,000 (each, a "New Debenture"), and will bear interest at 12%, payable quarterly. Each New Debenture will be convertible, only in whole, into 84,746 shares of the Company's common stock, par value $.01 per share (the "common stock") at a price of $.59 per share. Each New Debenture will be accompanied by a seven-year warrant ("Series C Warrants"), each Series C Warrant being exercisable in whole or in part at a price of $.01 per share, into 84,746 shares of the Company's common stock, subject to adjustment in certain circumstances. The New Debentures will be redeemable by the Company at par plus accrued interest at any time on 30 days prior notice after six months from the date of issuance provided the average closing price of the Company common stock during the 120-day period immediately preceding the date of call shall have been not less than $5.00 per share. Both the New Debentures and the Series C Warrants will contain usual and customary anti-dilution provisions but such anti-dilution provisions shall not apply to conversion of the 1995 Debentures, the Preferred Stock described below or the exercise of Series A, Series B, Series D or Series E Warrants, the Laird Option or the Principals' Options.

       The Company's obligations under the New Debentures will be secured by a lien on all of the Company's assets, which will rank junior only to the Company's existing bank debt and any permitted replacement debt. The New Debentures will also be subordinate in right of payment to such indebtedness. The Company has commenced negotiations with North Fork Bank to refinance its existing line of credit and loans (the "Bank Refinancing"). Such Bank Refinancing will continue to be secured by a first priority lien on all of the Company's assets, but will not be guaranteed by officers or directors.

       In the event the New Debentures are purchased by one or more entities managed by a single person, such person, so long as such entities own beneficially 10% or more of the Company's common stock will have the right at any time to require the Company to increase the number of persons comprising the Company's Board of Directors from six to seven and to designate the seventh Director.

       The issuance of the New Debentures and the Series C Warrants will be conditioned, among other things, on the issuance of the Preferred Stock (as described below) and the amendments of the 1995 Debentures, the Series A Warrants and the Series B Warrants as described above, and the adoption of the amendment to the Company's Certificate of Incorporation to change and increase the Company's authorized capital stock as described in Proposal 1 below.

       Preferred Stock Offering

       The Company will offer only to accredited investors a minimum of 15 and a maximum of 30 shares of Preferred Stock, at a price of $50,000 per share. Each share of Preferred Stock will be convertible, only in whole, into 94,340 shares of common stock of the Company at a price of $.53 per share, and will be accompanied by a seven-year warrant ("Series D Warrants"), exercisable in whole or in part, to purchase 94,340 shares of the Company's common stock at a price of $.01 per share. The Company anticipates, subject to provisions of law, that dividends will be paid quarterly.

       Both the Preferred Stock and the Series D Warrants will contain usual and customary anti-dilution provisions, but such anti-dilution provisions shall not apply to conversion of the 1995 Debentures, the Series A, Series B, Series C or Series E Warrants, the Laird Option or the Principals' Options.

       The issuance of the Preferred Stock and the Series D Warrants will be conditioned on, among other things, the issuance of the New Debentures, the amendments to the 1995 Debentures, the Series A Warrants and the Series B Warrants as described above and the adoption of the amendment to the Company's Certificate of Incorporation to change and increase the Company's authorized capital stock as described in Proposal 1 below.

Use of Proceeds

       Proceeds from the sale of the New Debentures, the Preferred Stock, the Series C Warrants and the Series D Warrants will be $2,250,000 if the minimum number of shares of Preferred Stock are sold and $3,000,000 if the maximum number of shares of Preferred Stock are sold, reduced by expenses of the offerings, estimated to be approximately $75,000.

Consulting Agreement

       In connection with the Proposed Offerings, the Company has entered into a consulting agreement with Phipps, Teman & Company, L.L.C. ("Phipps Teman") and SFM (the "Consulting Agreement"), pursuant to which Phipps Teman and SFM will render advice to the Company relating to structuring the Proposed Offerings and related matters. Pursuant to the Consulting Agreements, upon completion of the Proposed Offerings, Phipps Teman and SFM will receive cash fees and will be issued seven-year warrants, the amounts and exercise price of which have yet to be determined, to purchase shares of the Company's Common Stock ("Series E Warrants"). Also, pursuant to the Consulting Agreement, Phipps Teman will have the right to designate three directors.

Withdrawal of Offerings

       Management may withdraw the New Debenture Offering and the Preferred Stock Offering at any time, and has indicated it will withdraw both if the New Debenture and at least the minimum number of shares of Preferred Stock are not subscribed for on or prior to February 20, 1996 (unless extended by the Company) or if the Bank Refinancing is not consummated on terms acceptable to the Company.

Board Discretion

       Determination as to whether to make, and the terms and conditions of, the New Debenture Offering and the Preferred Stock Offering has been, and will be, made by the Board of Directors, in its sole discretion. Stockholders are not entitled to vote on the Proposed Offerings and are not being requested to vote thereon. The information with respect thereto provided herein is provided solely for the purpose of enabling stockholders of the Company to make their determination as to whether to vote in favor of the proposed amendment to the Company's Certificate of Incorporation.

                  AMENDMENTS TO CERTIFICATE OF INCORPORATION

Proposal 1 - Increase in Authorized Shares and Decrease in Par Value

       The Certificate of Incorporation of the Company now provides for authorized capital consisting of 7,000,000 shares of Class A Common Stock, par value $.10 per share, and 250,000 shares of Class B Common Stock, par value $.10 per share. There are currently issued and outstanding 2,860,602 shares of Class A Common Stock and no shares of Class B Common Stock, all 250,000 shares of previously issued and outstanding shares of Class B Common Stock having been converted into shares of Class A Common Stock.


       For the reasons stated hereinbelow, to facilitate the Proposed Offerings and to provide for the further issuance of common stock, the Board of Directors has unanimously approved and determined to submit to stockholders for approval an amendment to Article FOURTH of the Company's Certificate of Incorporation to change and increase the Company's authorized capital stock to 35,000,000 shares of common stock, par value $.01 per share, and 200 shares of Preferred Stock, par value $.01 per share.

       Pursuant to the proposed amendment, the authorized common stock of the Company will be increased from 7,000,000 shares of Class A Common Stock, par value $.10 per share, to 35,000,000 shares of common stock, par value $.01 per share. In addition there will be authorized 200 shares of Preferred Stock, par value $.01 per share. The appellation "Class A" will be eliminated from the common stock, since there are no longer any shares of Class B Common Stock outstanding. The par value of each share of common stock will be reduced from $.10 to $.01. Each share of Class A Common Stock will automatically, without need for exchange, become one share of common stock, par value $.01 per share. A copy of the amendment to Article FOURTH is annexed hereto as Exhibit A.

       Any authorized but unissued or unreserved common stock would be available for issuance at such times, on such terms and for such purposes as the Board of Directors may deem advisable in the future without further action by stockholders, except as may be required by law or the rules of the stock exchange on which the Company's capital stock might be listed at the time. In addition to being available for future financings and general corporate purposes, the common stock to be authorized by the proposed amendment would be available for use in acquisitions.

       Common Stock

       There are and will be no preemptive rights with respect to the Company's common stock. Subject to the rights of holders of outstanding Preferred Stock and certain restrictions contained in the Company's loan agreements with North Fork Bank, holders of common stock are entitled to receive dividends, if, as and when declared by the Company's Board of Directors, ratably according to the number of shares held. Holders of common stock will be entitled to one vote for each share of common stock held. Except as otherwise provided by law a majority of shares of common stock outstanding present in person or by proxy will constitute a quorum for the transaction for business at all meetings of stockholders and the affirmative vote of a majority of such shares will constitute the act of the Company.

       Preferred Stock

       In respect of the Preferred Stock, the Board of Directors of the Company will have the authority to fix the rights, powers, designations and preferences thereof and to provide for one or more series of Preferred Stock. The authority will include, but not be limited, to determinations of the number of shares to be included in a series, dividend rates and rights, voting rights, if any, conversion privileges and terms, redemption conditions, redemption values, sinking funds and rights in voluntary or involuntary liquidation. Except as described under the caption "Preferred Stock Offering", the Company has no plans to issue shares of Preferred Stock.

       One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of common stock. For example, Preferred Stock issued by the Company may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock. The Board of Directors is not aware of any present threat or attempt to gain control of the Company and the amendments described herein are not in response to any such action. These proposals are not part of a plan by the Company to adopt a series of provisions with an anti-takeover purpose and the Company does not currently intend to propose other measures in future proxy solicitations.

       The Board of Directors believes that an increase in the authorized shares is both necessary and advisable at this time. In order to reserve common stock for issuance upon conversion of the New Debentures and the Preferred Stock and the Series C, Series D and Series E Warrants and certain stock options to be granted to Mr. Richard K. Laird ("the "Laird Options"), an additional 12,446,762 shares of common stock must be authorized (see the caption "CHANGE IN THE BOARD OF DIRECTORS" below). The Board believes additional shares should also be authorized in order to give the Company greater flexibility in negotiating future acquisitions using common stock, in addition to providing a resource for future financings, and for other general corporate purposes, including the adoption of employee incentive plans, stock splits or stock dividends. However, except as contemplated by the 1995 Debentures, the Series A and Series B Warrants, the New Debentures, the Series C Warrants, the Preferred Stock, the Series D Warrants and the Series E Warrants and the Laird Options, the Company does not currently have any plans, agreements or commitments with respect to the issuance of additional shares of common stock.

       As a result of the proposed amendment to the Company's Certificate of Incorporation, the par value of all issued and outstanding shares of common stock will be reduced from $.10 to $.01 per share. The effect of the amendment will be a reduction in stated capital in the amount of $257,454 ($.09 x 2,860,602) and a corresponding increase in additional paid-in capital.

       There are several reasons for reducing par value. Under Delaware law shares of the Company's capital stock having a stated par value cannot be issued or sold at a price per share less than such par value. Accordingly, unless the par value of the capital stock is reduced, the Company will be unable to fulfill its obligations under the Proposed Offerings because the Series C Warrants and Series D Warrants are exercisable at a price of $.01 per share. Further, the Board of Directors believes that reducing the par value of the Company's capital stock will give the Company additional flexibility in structuring issuances of the Company's capital stock which should facilitate the satisfaction of the Company's future needs for financing.

Required Vote

       The affirmative vote of the holders of a majority of the shares of Class A Common Stock issued and outstanding is required to approve the proposed amendment. There are no dissenter's rights with respect to this proposal. Messrs. Murray H. Feigenbaum, Jerome Deutsch, Steven D. Feigenbaum and Barbara Divack, who together own shares of Class A Common Stock comprising 59.1% of the issued and outstanding shares of Class A Common Stock of the Company, have indicated they will vote their stock in favor of amending the Certificate of Incorporation as provided herein. Because the affirmative vote of a majority of the outstanding shares of common stock is required to approve this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.

       Management recommends a vote in favor of this amendment to the Company's Certificate of Incorporation.

Proposal 2 - Indemnification of Officers and Directors and Limitations on Liabilities of Directors

       The Company's original Certificate of Incorporation provided for indemnification of officers, directors, employees and agents, but did not provide for limitation on certain monetary liabilities of directors. The Board of Directors has determined that it would be in the best interests of the Company and its stockholders to specify the scope of such indemnification and to provide for limitation on liability by adopting the proposed amendments to the Company's Certificate of Incorporation set forth below. The proposed amendments would (i) provide indemnification rights to officers and directors to the fullest extent permissible under law, (ii) limit the liability of directors for monetary damages to the fullest extent permitted under law and (iii) prevent repeals or modifications of the limitation of liability and indemnification provisions from adversely affecting any right of an agent of the Company to indemnification or limitation of liability for acts or omissions occurring prior to such repeal or modification.

       A primary reason for the proposed amendments is to ensure that the Company will continue to be able to attract and retain individuals of the highest quality and ability to serve as officers and directors. The Company has not experienced any difficulty in attracting or retaining directors or officers, and the amendments are not proposed in response to any specific resignation, threat of resignation or refusal to serve by any current or potential officer or director. The Company does not presently maintain liability insurance for its officers and directors.

       Indemnification

       The Company's Certificate of Incorporation, originally filed in 1968, provides the Company "shall, to the fullest extent permitted under
       Section 145 of the Delaware Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto."
       Article XI of the Company's By-Laws specifies (but does not limit) indemnification in respect of reasonable expenses, including attorneys' fees, actually and necessarily incurred.

       Section 145 has been amended several times since the Certificate of Incorporation was originally filed. The Company's Board of Directors believes it in the best interests of the Company that the Certificate of Incorporation be amended to conform more precisely with Section 145 as it is now, in order to specify with more particularity the terms upon which the Company will indemnify its officers, directors, employees and agents.

       Delaware law currently provides that a corporation may provide indemnification for officers, directors, employees and agents of the corporation (i) in the case of suits or other proceedings other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, where the indemnified party acted in good faith and in a manner the indemnified party reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the indemnified party's conduct was unlawful, and (ii) in the case of an action or suit brought by or in the right of the corporation, against expenses (including attorneys' fees) where the indemnified party acted in good faith and in a manner the indemnified party reasonably believed to be in or not opposed to the best interests of the corporation and where the indemnified party has not been adjudged liable to the corporation (unless and only to the extent that the Delaware Court of Chancery or the court in which the action was bought determines that such indemnified party is fairly and reasonably entitled to indemnification). Delaware law also provides that a director, officer, employee or indemnified party of a corporation has been successful on the merits or otherwise in the defense of an action, suit or proceeding of the type mentioned above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) incurred in connection therewith. The Company may incur additional indemnification expenses as a result of this amendment.

       Limitation of Liability

       As authorized by Section 102(b)(7) of the Delaware General Corporation Law, the proposed amendment to the Company's Certificate of Incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages except in the case of: (a) breach of the director's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) illegal payment of dividends and certain illegal acts in connection with a dissolution of the Company, or
       (d) any transaction in which the director derived an improper personal benefit. The effect of the proposed amendment is to absolve directors from monetary liability to the Company or its stockholders for breach of the duty of care, even if the breach involved gross negligence.

       The proposed amendment to Article SEVENTH does not limit the liability of directors for acts or omissions occurring before its adoption. The amendment applies only to the monetary liability of directors arising from a breach of their duty of care to the Company or its stockholders in connection with their acts or omissions as a director and not to liability resulting from a breach of duty of loyalty or arising in other capacities such as an officer. The amendment does not limit the director's liability to parties other than the Company or its stockholders or liabilities under any other law, including the federal securities laws, or the ability of the Company and its stockholders to seek equitable relief for a breach of fiduciary duty.

       The text of the proposed amendments to the Company's Certificate of Incorporation is as follows:

                    "SEVENTH:  (a) Every person who is or was a director or
              officer of the Corporation shall be indemnified by the Corporation pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) to the fullest extent permitted thereby against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or continues to serve in any capacity with any other enterprise at the request of the Corporation. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article shall adversely affect any right or protection of any person existing at the time of such repeal or amendment.

                           (b) No director of the Corporation shall be
              personally liable to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article ELEVENTH, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted thereby, as so amended. Any repeal or amendment of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment."

       The Board of Directors recognizes that the proposed amendments may reduce the likelihood of stockholders or management bringing a lawsuit against indemnified agents on behalf of the Company even though such action, if successful, might otherwise have benefitted the Company and its stockholders. Nevertheless, the Board of Directors has concluded that in light of the current litigious atmosphere and the numerous exceptions to the coverage of available directors and officers insurance, the Company should adopt the amendment in order to be able to continue to attract and retain capable and responsible individuals to serve as directors and officers.

       The Board of Directors recommends a vote in favor of the amendment. In considering the recommendation of the Board of Directors that the proposed amendment be adopted, it should be noted that the Directors may have an inherent conflict of interests in their recommendation because they might personally benefit from the adoption of the amendment at the potential expense of the stockholders.

Required Vote

       The affirmative vote of the holders of a majority of the shares of Class A Common Stock present at the meeting in person or by proxy is required to approve the amendment. There are no dissenter's rights with respect to this proposal. Messrs. Murray H. Feigenbaum, Jerome Deutsch, Steven D. Feigenbaum and Barbara Divack, who together own shares of Class A Common Stock comprising 59.1% of the issued and outstanding shares of Class A Common Stock of the Company, have indicated they will vote their stock in favor of amending the Certificate of Incorporation as provided herein. Because the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.

       Management recommends a vote in favor of this amendment to the Company's Certificate of Incorporation.

                       CHANGE IN THE BOARD OF DIRECTORS

       The Company's Board of Directors is now composed of five persons: Murray
H. Feigenbaum, Jerome Deutsch, Steven D. Feigenbaum, Mark B. Fisher and Alfred Mendelsohn. Mr. Fisher and Mr. Mendelsohn are nominees designated by SFM pursuant to the SFM Agreement. In connection with the Proposed Offerings, and assuming consummation thereof, the Board will be increased to six in number, Jerome Deutsch and Steven D. Feigenbaum will resign from the Board and the resulting three vacancies will be filled with persons nominated by Phipps Teman pursuant to its Consulting Agreement with the Company. As described above under the caption "Proposed Offerings", under certain circumstances purchasers of the New Debentures will also have the right to cause the Company to increase the number of directors to seven and designate the person to fill the resulting vacancy. Set forth below is information with respect to all proposed members of the Board:

                                 Year of     Principal Occupations During Past Five Years;
Name and Age                 First Election  Other Directorships
------------                 --------------  ---------------------------------------------
Murray H. Feigenbaum (63)        1978        From 1978 to the present, President and director of the
                                             Company.

Alfred Mendelsohn (51)(1)(2)     1995        From 1979 to the present, President and director of
                                             Orbitrex International, Inc.

Mark B. Fisher (37)(1)           1995        For over five years, Principal, Alex Brown & Sons,
                                             Inc.; director Nugene Technologies, Inc. and Proscure,
                                             Inc.

Richard K. Laird (47)(3)         1996        From 1994 to the present, Executive Vice President and
                                             Chief Operating Officer of Antec Inc.; from 1983-1994,
                                             President and Chief Executive Officer of Keptel Inc.

Lawrence Schneider (59)(3)       1996        From May, 1993 to the present, Principal, Global
                                             Capital Resources; from January, 1983 to the present,
                                             general partner, S&S Investments, New York, NY.

Norman M. Phipps (35)(3)         1996        From August, 1993 to present a principal of Phipps,
                                             Teman & Company, L.L.C.; from January, 1991 to July,
                                             1993, Managing General Partner, CP Capital Partners.
                                             Mr. Phipps is a director of Avery Communications, Inc.

------------
(1) SFM nominees

(2) Mr. Mendelsohn was a director of the Company from 1982 to May 9, 1995, when he resigned during the pendency of the Company's negotiations with SFM. SFM designated Mr. Mendelsohn as a director and he resumed this position in July, 1995 (see the caption "Prior Offerings" above).

(3) Phipps Teman nominees

       Upon consummation of the Proposed Offerings, Mr. Laird will become Chairman of the Board of Directors of the Company and its President and Chief Executive Officer. Mr. Murray H. Feigenbaum, who will remain on the Board, will become President of the Company's newly formed EMC Division. The Company and Mr. Laird are presently negotiating an employment contract which will provide Mr. Laird with annual compensation and options exercisable over a six-year period to acquire common stock of the Company at prices to be agreed upon.

                                ANNUAL MEETING

       All proposals of security holders intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form a proxy for the meeting on or prior to May 15, 1996.

                                    OTHER MATTERS

       As of the date of this Proxy Statement, the only matters to be brought before the Meeting of which management is aware are the matters described in this Proxy Statement. The proxy in the form enclosed confers discretionary authority upon the persons named therein or their substitutes. Accordingly, if any other matters are brought before the Meeting, the persons named as proxies, or their substitutes, will vote thereon in accordance with their judgment.

                                        By Order of the Board of Directors

                                                BARBARA DIVACK
                                                  Secretary

January 29, 1996

                               LOGIMETRICS, INC.

     PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 9, 1996

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints MURRAY H. FEIGENBAUM and JEROME DEUTSCH, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Class A Common Stock of LOGIMETRICS, INC., standing in the name of the undersigned at the close of business on January 18, 1996 at the Special Meeting of Stockholders of the Company to be held at the office of the Company, 121-03 Dupont Street, Plainview, Long Island, New York, on February 9, 1996 (the 'Meeting') and at any and all adjournments or postponements thereof, with all the power that the undersigned would possess if personally present on the following proposals:

     1. Amendment to the Certificate of Incorporation to change and increase the authorized capital stock of the Company to one class of 35,000,000 shares of common stock, par value $.01 per share, and 200 shares of preferred stock, par value $.01 per share:

        FOR / /           AGAINST / /           ABSTAIN / /

     2. Amendment to the Certificate of Incorporation providing for indemnification of officers, directors, employees and agents of the Company and limiting the liability of directors of the Company to the fullest extent provided by law:

        FOR / /           AGAINST / /           ABSTAIN / /

     When this proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions noted hereon. In the absence of specific instructions, proxies received by management will be voted in favor of the amendments to the Company's Certificate of Incorporation, as provided above. The shares represented by this proxy will be voted by the persons designated upon any other matter which may come before the Meeting. Management has no knowledge of any such matter.

                                      Dated: February   , 1996

                                      __________________________________________
                                                      SIGNATURE

                                      __________________________________________
                                        IMPORTANT: PLEASE SIGN EXACTLY AS NAME
                                        APPEARS AT THE LEFT. EACH JOINT OWNER
                                       SHOULD SIGN. EXECUTORS, ADMINISTRATORS,
                                       TRUSTEES, ETC., SHOULD GIVE FULL TITLE.

                                           THIS PROXY IS BEING SOLICITED ON
                                                 BEHALF OF MANAGEMENT